EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
OCTOBER 2018 MONTHLY DIVIDEND AND
SEPTEMBER 30, 2018 RMBS PORTFOLIO CHARACTERISTICS

•	October 2018 Monthly Dividend of $0.08 Per Share
•	Estimated Book Value Per Share as of September 30, 2018 of $7.56
•	Estimated GAAP net loss of $0.06 per share for the quarter ended September 30, 2018, including an estimated $0.39 per share of realized and unrealized losses on RMBS and derivative instruments
•	Estimated (0.6)% total return on equity for the quarter, or (2.5)% annualized
•	RMBS Portfolio Characteristics as of September 30, 2018

Vero Beach, Fla., October 17, 2018 - Orchid Island Capital, Inc. (the "Company") (NYSE:ORC) announced today that the Board of Directors (the "Board") declared a monthly cash dividend for the month of October 2018. The dividend of $0.08 per share will be paid November 9, 2018 to holders of record on October 31, 2018, with an ex-dividend date of October 30, 2018. The Company plans on announcing its next dividend after the Board's meeting on November 14, 2018.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT"), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of October 17, 2018, the Company had 52,039,168 shares outstanding. At June 30, 2018, the Company had 52,034,596 shares outstanding.

Estimated September 30, 2018 Book Value Per Share

The Company's estimated book value per share as of September 30, 2018 was $7.56.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At September 30, 2018, the Company's preliminary estimated total stockholders' equity was approximately $393.3 million with 52,039,168 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net loss per share of $0.06, which includes $0.39 per share of net realized  and unrealized gains and losses on RMBS and derivative instruments for the quarter ended September 30, 2018.  These amounts compare to total dividends declared during the quarter of $0.25 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Return on Equity

The Company's estimated total return on equity for the quarter ended September 30, 2018 was (0.6)%, or (2.5)% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company's stockholders' equity at the beginning of the quarter.  The total return was $(0.05) per share, comprised of dividends per share of $0.25 and a decrease in book value per share of $0.30 from June 30, 2018.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of September 30, 2018 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company's financial statements and associated footnotes as of and for the quarter ended September 30, 2018, are subject to review by the Company's independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company's distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2017.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Sep 2018	Jul - Sep
					Net			Weighted	CPR	2018 CPR	Modeled	Modeled
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Oct)	in Oct)	(-50 BPS)(1)	(+50 BPS)(1)
ARM RMBS
ARM RMBS	$1,361	$1,437	0.04%	$105.63	4.64%	5.08%	166	194	0.01%	43.58%	$8	$(7)
Total ARM RMBS	1,361	1,437	0.04%	105.63	4.64%	5.08%	166	194	0.01%	43.58%	8	(7)
Fixed Rate RMBS
Fixed Rate CMO	740,989	760,587	21.64%	102.64	4.27%	4.62%	7	351	7.36%	7.09%	6,662	(11,508)
Fixed Rate CMO Total	740,989	760,587	21.64%	102.64	4.27%	4.62%	7	351	7.36%	7.09%	6,662	(11,508)
15yr 3.5	2,860	2,884	0.08%	100.85	3.50%	3.83%	59	119	0.14%	22.75%	56	(55)
15yr 4.0	769,252	790,445	22.49%	102.76	4.00%	4.52%	4	174	4.97%	4.77%	14,827	(15,791)
15yr Total	772,112	793,329	22.57%	102.75	4.00%	4.51%	4	174	4.96%	4.86%	14,883	(15,846)
20yr 4.0	205,140	209,485	5.97%	102.12	4.00%	4.47%	16	220	8.42%	9.27%	4,917	(5,057)
20yr 4.5	19,024	19,763	0.56%	103.89	4.50%	5.14%	5	234	14.88%	15.95%	299	(379)
20yr Total	224,164	229,248	6.53%	101.44	4.04%	4.52%	15	221	8.97%	9.84%	5,216	(5,436)
30yr 4.0	325,251	329,921	9.39%	101.44	4.00%	4.48%	18	338	5.70%	6.45%	8,417	(9,764)
30yr 4.5	1,040,243	1,083,556	30.84%	104.16	4.50%	4.92%	12	346	7.84%	9.41%	20,511	(25,887)
30yr 5.0	169,898	180,862	5.15%	106.45	5.00%	5.50%	6	352	7.95%	6.78%	2,824	(3,672)
30yr Total	1,535,392	1,594,339	45.38%	103.84	4.45%	4.89%	12	345	7.40%	8.35%	31,752	(39,323)
Total Fixed Rate RMBS	3,272,657	3,377,503	96.12%	103.20	4.27%	4.72%	9	297	6.92%	7.48%	58,513	(72,113)
Total Pass Through RMBS	3,274,018	3,378,940	96.16%	103.20	4.27%	4.72%	9	297	6.92%	7.50%	58,521	(72,120)
Structured RMBS
Interest-Only Securities	714,440	111,929	3.19%	15.67	3.70%	4.28%	61	246	10.11%	11.07%	(12,360)	8,349
Inverse Interest-Only Securities	234,523	23,087	0.66%	9.84	3.06%	4.86%	51	300	11.02%	12.93%	2,702	(3,196)
Total Structured RMBS	948,963	135,016	3.84%	14.23	3.54%	4.42%	58	259	10.33%	11.53%	(9,658)	5,153
Total Mortgage Assets	$4,222,981	$3,513,956	100.00%		4.11%	4.65%	20	289	7.69%	8.57%	$48,863	$(66,967)

			Int	Int
	Average	Hedge	Rate	Rate
	Notional	Period	Sensitivity	Sensitivity
Hedge	Balance(2)	End	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	(1,500,000)	Jan-2020	$(15,000)	$15,000
Swaps	(1,260,000)	Oct-2020	(13,455)	13,455
5-Year Treasury Future	(165,000)	Dec-2018	(4,142)	4,112
TBA	(400,000)	Oct-2018	(11,284)	12,835
Swaptions	(850,000)	Mar-2028	(5,930)	22,887
Hedge Total	(4,175,000)		$(49,811)	$68,289
Rate Shock Grand Total			$(948)	$1,322

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five year treasury futures contracts were valued at prices of $112.48 at September 30, 2018. The notional contract value of the short position was $185.6 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of September 30, 2018			As of September 30, 2018
Fannie Mae	$2,196,959	62.5%	Non-Whole Pool Assets	$1,123,264	32.0%
Freddie Mac	1,312,238	37.4%	Whole Pool Assets	2,390,692	68.0%
Ginnie Mae	4,759	0.1%	Total Mortgage Assets	$3,513,956	100.0%
Total Mortgage Assets	$3,513,956	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of September 30, 2018	Borrowings	Debt	Rate	in Days	Maturity
RBC Capital Markets, LLC	$451,522	13.4%	2.33%	44	11/28/2018
Mirae Asset Securities (USA) Inc.	365,454	11.0%	2.28%	38	11/13/2018
J.P. Morgan Securities LLC	279,921	8.4%	2.35%	66	12/7/2018
Wells Fargo Bank, N.A.	270,968	8.2%	2.25%	12	10/26/2018
Citigroup Global Markets Inc	242,867	7.3%	2.35%	21	11/5/2018
Mitsubishi UFJ Securities (USA), Inc	224,256	6.8%	2.27%	36	11/16/2018
ICBC Financial Services LLC	181,998	5.5%	2.30%	63	12/13/2018
Cantor Fitzgerald & Co	177,575	5.3%	2.24%	44	11/13/2018
ING Financial Markets LLC	157,743	4.7%	2.30%	28	11/29/2018
ABN AMRO Bank N.V.	154,901	4.7%	2.28%	67	12/13/2018
ED&F Man Capital Markets Inc	147,852	4.5%	2.26%	36	11/9/2018
Natixis, New York Branch	121,495	3.7%	2.41%	17	10/24/2018
FHLB-Cincinnati	99,336	3.0%	2.36%	1	10/1/2018
South Street Securities, LLC	80,063	2.4%	2.35%	59	11/29/2018
Bank of Montreal	75,774	2.3%	2.28%	15	10/15/2018
ASL Capital Markets Inc.	55,622	1.7%	2.29%	46	11/16/2018
Lucid Cash Fund USG LLC	54,122	1.6%	2.33%	18	10/18/2018
Goldman, Sachs & Co	46,174	1.4%	2.23%	5	10/5/2018
Nomura Securities International, Inc.	42,851	1.3%	2.29%	18	10/22/2018
ASL Capital Markets Inc.	40,866	1.2%	2.29%	46	11/16/2018
J.V.B. Financial Group, LLC	26,294	0.8%	2.19%	16	10/16/2018
Mizuho Securities USA, Inc	10,155	0.3%	2.32%	22	10/22/2018
Merrill Lynch, Pierce, Fenner & Smith	8,401	0.3%	2.62%	6	10/10/2018
Lucid Prime Fund, LLC	5,594	0.2%	2.72%	18	10/18/2018
Total Borrowings	$3,321,803	100.0%	2.30%	37	12/13/2018

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400